EX-99.906 CERT

CERTIFICATIONS

Erich M. Patten,Principal Executive Officer,and Matthew C. Patten, Principal Financial Officer, of The Cutler Trust (the “Registrant”), each certify to the best of his knowledge that:

1.	The Registrant’s periodic report on Form N-CSR for the period ended December 31, 2025 (the “Form N-CSR”) fully complies with the requirements of section 13(a) or section 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

PRINCIPAL EXECUTIVE OFFICER	PRINCIPAL FINANCIAL OFFICER

The Cutler Trust	The Cutler Trust

/s/ Erich M. Patten	/s/ Matthew C. Patten
Erich M. Patten, President and Principal Executive Officer	Matthew C. Patten, Treasurer and Principal Financial Officer

Date: March 10, 2026	Date: March 10, 2026

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to The Cutler Trust and will be retained by The Cutler Trust and furnished to the Securities and Exchange Commission or its staff upon request.

This certification is being furnished to the Securities and Exchange Commission solely pursuant to 18 U.S.C. 1350 and is not being filed as part of the Form N-CSR filed with the Commission.